NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS SECOND QUARTER RESULTS
Net Income per Share up 8%, Net Premiums Written up 13%

Greenwich, CT, July 22, 2013 -- W. R. Berkley Corporation (NYSE: WRB) today reported net income for the second quarter of 2013 of $116 million, or 82 cents per share, compared with $109 million, or 76 cents per share, for the second quarter of 2012.

Summary Financial Data
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2013	2012	2013	2012

Gross premiums written	$1,617,936	$1,430,920	$3,249,557	$2,832,446
Net premiums written	1,341,898	1,190,991	2,718,864	2,394,517

Net income	115,957	108,838	232,572	244,156
Net income per diluted share	0.82	0.76	1.65	1.70

Operating income (1)	98,830	92,988	202,465	197,224
Operating income per diluted share	0.70	0.65	1.43	1.37

Return on equity (2)	10.8%	11.0%	10.8%	12.4%

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains and after-tax debt extinguishment costs.

(2)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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Second quarter highlights included:

•	Net premiums written increased 12.7%.

•	Average rates on renewed policies increased 6.5%.

•	GAAP combined ratio was 96.6%.

•	Return on equity of 10.8%.

Commenting on the Company's performance, William R. Berkley, chairman and chief executive officer, said: "We are pleased with the second quarter’s results. Our improved performance was driven by higher underwriting margins and a declining expense ratio. The benefits from improved underwriting results more than offset the decline in investment income.

"Our cumulative rate increases since 2010 are in excess of 18%, and our premium volume has grown by over 30% in the past two years. Our Company continues to improve its relative competitive position while avoiding the extreme volatility impacting the general marketplace. We expect our returns to increase as our earned premium reflects the recently improved pricing levels.

"The current bond market yields continue to impact our investment income. In spite of the recent improvement in yields, new purchases result in substantially lower returns than maturing securities. We continue to search for attractive opportunities but we are still unwilling to extend the duration or diminish the quality of our portfolio. Overall, yields will remain under pressure, although we anticipate benefiting from capital gains through the balance of the year.

"We are confident that our growth will continue and our returns will improve for the foreseeable future," Mr. Berkley concluded.

Webcast Conference Call
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Monday, July 22, 2013 at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at www.wrberkley.com. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in three segments of the property casualty business: Insurance-Domestic, Insurance-International and Reinsurance-Global.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2013 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, real estate, merger arbitrage and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response to it, on our results and financial condition; foreign currency and political risks relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Act of 2002, as amended ("TRIA"), and the potential expiration of TRIA; the ability of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or data security; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2013 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2013	2012	2013	2012
Revenues:
Net premiums written	$1,341,898	$1,190,991	$2,718,864	$2,394,517
Change in unearned premiums	(59,383)	(43,634)	(204,230)	(147,509)
Net premiums earned	1,282,515	1,147,357	2,514,634	2,247,008
Investment income	143,737	161,250	279,666	318,869
Insurance service fees	27,652	27,036	54,388	50,913
Net investment gains	33,058	24,286	53,027	67,763
Change in investment valuation allowance, net of other than temporary impairments	—	—	—	4,014
Revenues from wholly-owned investees	83,775	55,434	175,510	105,109
Other income	225	384	506	776
Total revenues	1,570,962	1,415,747	3,077,731	2,794,452
Expenses:
Losses and loss expenses	805,470	731,202	1,550,149	1,410,674
Other operating costs and expenses	494,286	448,758	975,890	880,537
Expenses from wholly-owned investees	81,293	54,931	170,445	106,261
Interest expense	31,207	32,417	62,318	61,238
Total expenses	1,412,256	1,267,308	2,758,802	2,458,710
Income before income taxes	158,706	148,439	318,929	335,742
Income tax expense	(43,579)	(39,535)	(87,204)	(91,606)
Net income before noncontrolling interests	115,127	108,904	231,725	244,136
Noncontrolling interests	830	(66)	847	20
Net income to common stockholders	$115,957	$108,838	$232,572	$244,156

Net income per share:
Basic	$0.85	$0.79	$1.71	$1.77
Diluted	$0.82	$0.76	$1.65	$1.70

Average shares outstanding:
Basic	135,894	138,181	135,959	137,997
Diluted	141,274	143,528	141,257	143,506

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1) (2)

	Second Quarter		Six Months
	2013	2012	2013	2012
Insurance-Domestic:
Gross premiums written	$1,186,186	$1,051,138	$2,365,908	$2,089,572
Net premiums written	967,784	869,319	1,953,964	1,752,262
Premiums earned	925,997	846,734	1,810,375	1,656,803
Pre-tax income	152,334	144,640	293,684	292,375
Loss ratio	62.9%	65.1%	62.7%	64.0%
Expense ratio	32.5%	32.7%	32.8%	33.0%
GAAP combined ratio	95.4%	97.8%	95.5%	97.0%

Insurance-International:
Gross premiums written	$241,738	$217,062	$493,313	$417,566
Net premiums written	201,445	174,976	406,580	342,970
Premiums earned	180,192	154,501	351,311	298,386
Pre-tax income	12,583	13,782	34,965	29,481
Loss ratio	61.0%	58.3%	58.5%	57.8%
Expense ratio	38.9%	40.5%	38.4%	40.4%
GAAP combined ratio	99.9%	98.8%	96.9%	98.2%

Reinsurance-Global:
Gross premiums written	$190,012	$162,720	$390,336	$325,308
Net premiums written	172,669	146,696	358,320	299,285
Premiums earned	176,326	146,122	352,948	291,819
Pre-tax income	24,752	27,454	62,693	59,092
Loss ratio	63.9%	61.6%	59.4%	60.9%
Expense ratio	35.1%	38.6%	35.7%	38.1%
GAAP combined ratio	99.0%	100.2%	95.1%	99.0%

Corporate and Eliminations:
Net realized investment gains	$33,058	$24,286	$53,027	$71,777
Interest expense	(31,207)	(32,417)	(62,318)	(61,238)
Other revenues and expenses	(32,814)	(29,306)	(63,122)	(55,745)
Pre-tax loss	(30,963)	(37,437)	(72,413)	(45,206)

Consolidated:
Gross premiums written	$1,617,936	$1,430,920	$3,249,557	$2,832,446
Net premiums written	1,341,898	1,190,991	2,718,864	2,394,517
Premiums earned	1,282,515	1,147,357	2,514,634	2,247,008
Pre-tax income	158,706	148,439	318,929	335,742
Loss ratio	62.8%	63.7%	61.6%	62.8%
Expense ratio	33.8%	34.5%	34.0%	34.6%
GAAP combined ratio	96.6%	98.2%	95.6%	97.4%

(1) Commencing with the first quarter of 2013, the Company reports its results in three segments – Insurance-Domestic (formerly, Specialty, Regional and Alternative Markets), Insurance-International and Reinsurance-Global. Reclassifications have been made to the Company’s 2012 financial information to conform with this presentation.

(2) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

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Supplemental Information
(Amounts in thousands, except ratios)

	Second Quarter		Six Months
	2013	2012	2013	2012
Insurance-Domestic net premiums written:
Other liability	$348,110	$276,330	$671,666	$568,389
Workers' compensation	225,888	226,365	524,065	470,806
Short-tail lines (1)	206,357	199,338	386,156	368,467
Commercial automobile	121,063	104,887	244,649	225,698
Professional liability	66,366	62,399	127,428	118,902
Total	$967,784	$869,319	$1,953,964	$1,752,262

Losses from catastrophes:
Insurance-Domestic	$26,696	$25,713	$30,356	$30,091
Insurance-International	3,171	54	3,404	54
Reinsurance-Global	4,293	458	5,413	486
Total	$34,160	$26,225	$39,173	$30,631

Investment income:
Core portfolio (2)	$116,171	$125,571	$237,383	$249,086
Investment funds	22,576	35,619	33,510	63,242
Arbitrage trading account	4,990	60	8,773	6,541
Total	$143,737	$161,250	$279,666	$318,869

Other operating costs and expenses:
Underwriting expenses	$433,271	$395,920	$855,484	$777,943
Service expenses	23,136	21,635	45,441	41,227
Debt extinguishment costs	6,709	—	6,709	—
Net foreign currency losses (gains)	(6,718)	137	(4,771)	(1,297)
Other costs and expenses	37,888	31,066	73,027	62,664
Total	$494,286	$448,758	$975,890	$880,537

Cash flow from operations	$198,820	$238,649	$313,932	$312,411

Reconciliation of operating and net income:
Operating income (3)	$98,830	$92,988	$202,465	$197,224
After-tax investment gains	21,488	15,850	34,468	46,932
After-tax debt extinguishment costs	(4,361)	—	(4,361)	—
Net income	$115,957	$108,838	$232,572	$244,156

(1) Short-tail lines includes commercial multi-peril (non-liability), inland and ocean marine, accident and health, fidelity and surety, boiler and machinery and other lines.

(2) Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.

(3) Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains and after-tax debt extinguishment costs. Management believes that excluding net realized investment gains and debt extinguishment costs provides a useful indicator of trends in the Company’s underlying operations.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	June 30, 2013	December 31, 2012

Net invested assets (1)	$15,178,710	$15,681,803
Total assets	20,211,542	20,155,896
Reserves for losses and loss expenses	9,921,072	9,751,086
Senior notes and other debt	1,695,986	1,871,535
Junior subordinated debentures	339,614	243,206
Common stockholders’ equity (2)	4,238,604	4,306,217
Common stock outstanding	135,308	136,018
Book value per share (3)	31.33	31.66
Tangible book value per share (3)	30.29	30.95

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.

(2)
After-tax unrealized investment gains were $328 million and $518 million as of June 30, 2013 and December 31, 2012, respectively. Unrealized currency translation losses were $106 million and $37 million as of June 30, 2013 and December 31, 2012, respectively.

(3)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

(4)	During the second quarter of 2013, the Company repurchased 776,237 shares of its common stock at an average cost of $40.40 per share and an aggregate cost of $31 million.

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Investment Portfolio
June 30, 2013
(Amounts in thousands)

	Carrying Value	Percent of Total

Fixed maturity securities:
United States government and government agencies	$844,102	5.6%
State and municipal:
Special revenue	1,987,799	13.1%
State general obligation	801,134	5.3%
Pre-refunded	670,987	4.4%
Corporate backed	394,589	2.6%
Local general obligation	359,835	2.4%
Total state and municipal	4,214,344	27.8%
Mortgage-backed securities:
Agency	1,096,535	7.2%
Residential — Prime	219,235	1.4%
Commercial	181,053	1.2%
Residential — Alt A	92,591	0.6%
Total mortgage-backed securities	1,589,414	10.4%
Corporate:
Industrial	1,540,555	10.1%
Asset-backed	1,049,126	6.9%
Financial	929,279	6.1%
Utilities	229,827	1.5%
Other	117,072	0.8%
Total corporate	3,865,859	25.4%
Foreign	1,121,459	7.4%
Total fixed maturity securities (1)	11,635,178	76.6%
Equity securities available for sale:
Common stocks	330,636	2.2%
Preferred stocks	104,205	0.7%
Total equity securities available for sale	434,841	2.9%
Cash and cash equivalents (2)	639,900	4.2%
Investment funds (3)	838,965	5.5%
Arbitrage trading account	680,713	4.5%
Real estate	589,936	3.9%
Loans receivable	359,177	2.4%
Net invested assets	$15,178,710	100.0%

(1)	Total fixed maturity securities had an average rating of AA- and an average duration of 3.3 years.

(2)	Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(3)	Investment funds are net of related liabilities of $19 million.

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Foreign Fixed Maturity Securities
June 30, 2013
(Amounts in thousands)

	Government	Corporate	Total
Australia	$231,716	$119,102	$350,818
Canada	133,684	52,800	186,484
United Kingdom	116,187	56,605	172,792
Argentina	117,520	39,981	157,501
Germany	74,471	—	74,471
Norway	61,123	—	61,123
Brazil	46,726	—	46,726
Supranational (1)	37,652	—	37,652
Netherlands	—	12,965	12,965
Switzerland	—	10,721	10,721
Singapore	6,805	—	6,805
Uruguay	3,401	—	3,401
Total	$829,285	$292,174	$1,121,459

(1)	Supranational represents investments in the North American Development Bank, European Investment Bank and Inter-American Development Bank.